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                                LIST OF EXHIBITS

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1.1(a)       Copy of Standard Terms and Conditions of Trust between John
             Nuveen & Co. Incorporated, Depositor, and The Chase
             Manhattan Bank, Trustee (filed as Exhibit 1.1(a) to the
             Sponsor's Amendment to the Registration Statement on
             Form S-6 relating to Series 823 of the Fund [File
             No. 33-62325] and incorporated herein by reference).
1.1(b)       Trust Indenture and Agreement (to be supplied by amendment).
1.2          Copy of Certificate of Incorporation, as amended, of John
             Nuveen & Co. Incorporated, Depositor (incorporated by reference to Form N-8B-2 [File No. 811-1547] filed on
             September 29, 1967 on behalf of Nuveen Tax-Exempt Unit
             Trust, Series 16).
1.3          Copy of amendment of Certificate of Incorporation changing name of Depositor to John Nuveen & Co. Incorporated
             (incorporated by reference to Form N-8B-2 [File
             No. 811-2198] filed on April 11, 1985 on behalf of Nuveen
             Tax-Exempt Unit Trust, Series 37).
2.1          Copy of Certificate of Ownership (included in
             Exhibit 1.1(a) on pages 2 to 8, inclusive, and incorporated herein by reference).
3.1          Opinion of counsel as to legality of securities being
             registered (to be supplied by amendment).
3.2          Opinion of counsel as to Federal income tax status of
             securities being registered (to be supplied by amendment).
3.3          Opinions of special state counsel to the Fund for state tax matters as to income tax status to residents of the respective states of the units of the respective trusts and consents to the use of their names in the Prospectus (to be supplied by amendment).
3.4          Corporate opinion of Trustee's counsel (to be supplied by
             amendment).
3.5          Opinion of Trustee's counsel as to New York tax status (to be supplied by amendment).
4.1          Consent of Kenny S+P Evaluation Services (to be supplied by amendment).
4.2          Consent of Carter, Ledyard & Milburn (to be supplied by
             amendment).
4.3          Consent of Arthur Andersen LLP (to be supplied by
             amendment).
6.1          List of Directors and Officers of Depositor and other
             related information (incorporated by reference to the Amendment to the Registration Statement on Form S-6 [File
             No. 33-62325] filed on September 7, 1995 on behalf of Nuveen
             Tax-Exempt Unit Trust, Series 823).
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